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                                                                       EXHIBIT 2

                          SECURITIES PURCHASE AGREEMENT

          SECURITIES PURCHASE AGREEMENT ("AGREEMENT") dated as of April 8, 1999, between CABLE SYSTEMS INTERNATIONAL INC., a Delaware corporation ("CSI") and CABLE SYSTEMS HOLDING, LLC, a Delaware limited liability company ("PURCHASER").

                                    RECITALS

          WHEREAS, CSI owns 1,516,190 shares of the Common Stock, par value $0.01 (the "COMMON STOCK"), of IPC Information Systems, Inc. ("IPC"), and Purchaser desires to purchase from CSI, and CSI desires to sell to Purchaser, 1,420,000 shares of the Common Stock (the "SHARES").

          NOW, THEREFORE, in consideration of the agreements, representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.   PURCHASE AND SALE OF THE SHARES.

               (a) PURCHASE AND SALE. Subject to the terms and conditions of this Agreement, at the Closing (defined below), CSI will sell, assign, transfer and convey to Purchaser the Shares, free and clear of all liens, claims and encumbrances. In consideration of the foregoing, subject to the terms and conditions of this Agreement, at Closing, Purchaser shall pay to CSI a purchase price of $10.58 for each share Common Stock for a total purchase price for the Shares of $15,023,600.00 (the "PURCHASE PRICE"). At the Closing, the Purchaser shall pay the Purchase Price by wire transfer of immediately available funds to an account of CSI designated by CSI.

          2.   THE CLOSING.

               (a) The closing of the purchase and sale of the Shares (the "CLOSING") will take place on the first business day in which all of the conditions set forth in Section 3 hereof are satisfied or are capable of satisfaction, or at such other date and time as the parties hereto mutually agree. The date on which the Closing occurs is referred to herein as the "CLOSING DATE."

               (b) At the Closing, CSI shall deliver to Purchaser certificates evidencing the Shares together with duly executed stock powers.

          3.   CONDITIONS.

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               (a) The obligations of CSI hereunder are subject to the
satisfaction of the following conditions: (i) that certain Amendment No. 7 and Waiver No. 7 to the Credit Agreement dated as of October 4, 1996 by and among CSI, Cable Systems Holding Company, Merrill Lynch & Co., NationsBank of Texas, N.A. and the other Lenders named therein, as amended, shall be effective, (ii) all required action under that certain First Amended and Restated Limited Liability Company Agreement of Cable Systems Holding, LLC dated as of April 30, 1998 necessary to permit the transactions contemplated hereby shall having been taken, and (iii) the concurrent closing of the transactions contemplated by the Securities Purchase Agreement dated the date hereof between Purchaser and Citicorp Venture Capital, Ltd.

               (b) CSI and Purchaser agree to use their best efforts to ensure that the events set forth in Section 3(a) are satisfied as soon as practicable after the date hereof.

          4. REPRESENTATIONS AND WARRANTIES OF CSI. CSI hereby represents and warrants to Purchaser as follows:

               (a) At the Closing, CSI will be the record and beneficial owner of the Shares, and CSI will have and will convey to Purchaser good title to the Shares, free and clear of any lien, security interest, restriction, encumbrance or claim.

               Except for the foregoing representation and warranty, CSI makes no other representation or warranty of any kind regarding the Shares, IPC or IPC's business.

          5. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to CSI as follows:

               (a) Purchaser is acquiring the Shares for the purpose of investment and not with a view to, or for resale in connection with, the distribution thereof, and not with any present intention of distributing such Shares. The Shares were offered and sold to the undersigned directly and not by any form of general solicitation or general advertising.

               (b) Purchaser is an "accredited investor" as such term is defined in Rule 501 (a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT").

               (c) Purchaser understands that the sale of the Shares by CSI to Purchaser has not been registered under the Securities Act or any state or foreign securities law, and the Shares must be held indefinitely unless subsequently transferred in a transaction registered under the Securities Act or state securities law or unless exemptions from such registration become or are available.

               (d) Purchaser is financially able to hold the Shares for long-term investment, believes that the nature and number of the Shares are consistent with its overall

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investment program and financial position, and recognizes that there are substantial risks involved in the purchase of the Shares.

               (e) Purchaser confirms that (i) it is familiar with the business of IPC, (ii) has had the opportunity to ask questions of CSI and IPC and to obtain (and its has received to its satisfaction) such information about the business and financial condition of IPC as it has reasonably requested and (iii) it has such knowledge and experience in financial and business matters that it is capable of evaluation the merits and risks of the prospective investment in the Shares.

               (f) In formulation a decision to enter into this Agreement, Purchaser has relied solely upon (i) the provisions of this Agreement and (ii) an independent investigation of IPC's business and upon consultation with its legal and financial advisors with respect to this Agreement and the nature of the investment; and that in entering into this Agreement no reliance was placed by Purchaser upon any representations or warranties other than those contained in Section 4(a) of this Agreement.

          6.   MISCELLANEOUS.

               (a) SEVERABILITY. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

               (b) AMENDMENT. This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto.

               (c) ENTIRE AGREEMENT. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof (other than as may be agreed by Purchaser and CSI in any written agreement entered into after the date hereof).

               (d) NO THIRD PARTY BENEFICIARIES. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer, and no provision hereof shall confer, third-party beneficiary rights upon any other person.

               (e) HEADINGS. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

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               (f) FACSIMILES. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation of a contract and each such party forever waives any such defense.

               (g) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York.

               (h) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.


                            [Signature Page Follows]


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          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by Purchaser and by CSI as of the date and year first above written.


                                        CABLE SYSTEMS INTERNATIONAL INC.


                                        By:/s/ Peter A. Woog
                                           ------------------------------------
                                           Name:  Peter A. Woog
                                           Title: President


                                        CABLE SYSTEMS HOLDING, LLC


                                        By:  /s/ Bruce R. Burkett
                                           ------------------------------------
                                           Name:  Bruce R. Burkett
                                           Title: Manager


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